Farmer Mac Reports Second Quarter 2019 Results
- Grew Outstanding Business Volume to $20.7 Billion -
- Net Growth Across All Four Lines of Business -
- Credit Quality Remains Favorable -
-
WASHINGTON, August 1, 2019 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's largest secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Net business volume growth of $239.8 million, with growth across all four lines of business

•	Net income attributable to common stockholders grew 7% year-over-year to $28.3 million, or $2.63 per diluted common share

•	Core earnings, a non-GAAP measure, grew 22% year-over-year to $23.6 million, or $2.20 per diluted common share

•	Net interest income of $43.1 million

•	Net effective spread, a non-GAAP measure, increased 14% from the prior year period to $41.4 million

•	90-day delinquencies were 0.38% of the $7.3 billion Farm & Ranch portfolio as of June 30, 2019, compared to 0.61% as of June 30, 2018

•	Issued $100.0 million of Tier 1 capital through the public offering of 5.700% Series D non-cumulative preferred stock

◦	Used $75.0 million of the net proceeds to redeem the aggregate outstanding 6.875% Series B non-cumulative preferred stock

"We had another strong quarter of performance at Farmer Mac, as we grew our portfolio across all lines of business while maintaining our rigorous credit quality and robust capital base," said President and Chief Executive Officer Brad Nordholm. "In addition to our consistent growth, we completed a successful preferred stock offering that enabled us to strengthen our Tier 1 capital position and demonstrate strong market access for low cost capital. Looking ahead, we are well positioned to further grow our outstanding business volume and expand our market share as we continue to fulfill our mission of increasing the availability and affordability of credit for rural America while delivering value for our shareholders."

Second Quarter 2019 Results

Business Volume

During second quarter 2019, Farmer Mac added $1.2 billion of gross new business volume, compared to $1.3 billion in second quarter 2018, encompassing:

•	purchase of $659.4 million of AgVantage securities;

•	purchase of $248.2 million of newly originated Farm & Ranch loans;

•	purchase of $105.0 million of Rural Utilities loans;

•	purchase of $88.9 million of USDA Securities;

•	addition of $57.3 million of Farm & Ranch loans under LTSPCs; and

•	issuance of $29.4 million of Farmer Mac Guaranteed USDA Securities.

After approximately $1.0 billion of maturities and principal paydowns on existing business during second quarter 2019, net outstanding business volume increased $239.8 million from March 31, 2019 to $20.7 billion as of June 30, 2019, driven by net growth across all four lines of business – $81.0 million in Rural Utilities, $75.8 million in Farm & Ranch, $46.5 million in Institutional Credit, and $36.6 million in USDA Guarantees.

Net growth in our Rural Utilities line of business was primarily due to the purchase of four loans, including a $50.0 million loan purchase, partially offset by repayments of $7.0 million during the quarter.

Net growth in our Farm & Ranch line of business was comprised of a $143.4 million net increase in outstanding loan purchase volume, partially offset by a $67.6 million net decrease in loans under LTSPCs.

The Institutional Credit line of business grew during the second quarter through the purchase of $25.0 million in AgVantage securities from one of Farmer Mac's large counterparties and the purchase of $45.7 million in AgVantage securities from two smaller financial fund counterparties, partially offset by repayments of $17.4 million in AgVantage securities backed by Rural Utilities loans

The USDA Guarantees line of business grew more rapidly than in the second quarter of 2018, reflecting increased loan volume being processed through the USDA since the government shut-down during January 2019.

Spreads

Net interest income was $43.1 million for second quarter 2019, compared to $43.9 million in second quarter 2018. The year-over-year decrease was primarily driven by a $3.3 million decrease in fair value on financial derivatives and hedged items in fair value hedge accounting relationships and a $2.3 million decrease in income from interest earning assets indexed to LIBOR. These factors were mostly offset by a $2.6 million increase in interest income generated from new business volume and the absence of a $2.0 million premium amortization that occurred in the prior period related to the payoff of an interest-only security. Overall net interest yield was 0.87% for second quarter 2019, compared to 0.96% for second quarter 2018.

Net effective spread, a non-GAAP measure, grew 14% to $41.4 million in second quarter 2019, compared to $36.2 million in second quarter 2018, primarily due to growth in outstanding business volume, which increased net effective spread by $2.6 million, and the absence of a $2.0 million premium amortization from the payoff of an interest-only security in second quarter 2018. In percentage terms, net effective spread was 0.91% in second quarter 2019, compared to 0.86% in second quarter 2018.

Earnings

Net income attributable to common stockholders for second quarter 2019 grew 7% to $28.3 million ($2.63 per diluted common share), compared to $26.3 million ($2.45 per diluted common share) in second quarter 2018. The growth was primarily due to a $5.0 million after-tax increase in fair value on undesignated financial derivatives and partially offset by the recognition of $2.0 million in deferred issuance costs for the redeemed Series B preferred stock, a decrease in net interest income of $0.7 million after tax, and a $0.5 million increase in preferred stock dividends.

Our non-GAAP core earnings for second quarter 2019 were $23.6 million ($2.20 per diluted common share), an increase of $4.2 million compared to $19.4 million in second quarter 2018 ($1.80 per diluted common share). The year-over-year increase in core earnings was primarily due to a $4.1 million after-tax increase in net effective spread and a $0.5 million after-tax decrease in operating expenses. The decrease in operating expenses was primarily due to a decrease in hiring expenses and servicing advances. These positive factors were partially offset by the $0.5 million increase in preferred stock dividends.

See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for reconciliations of the comparable GAAP measures to these non-GAAP measures.

Credit

As of June 30, 2019, Farmer Mac's allowance for losses was $9.1 million (0.13% of the Farm & Ranch portfolio), compared to $8.8 million (0.12% of the Farm & Ranch portfolio) as of March 31, 2019 and $9.0 million (0.13% of the Farm & Ranch portfolio) as of June 30, 2018. The $0.3 million increase in the total allowance for losses from first quarter 2019 was primarily due to an increase in Farm & Ranch outstanding business volume and slightly lower credit quality.

As of June 30, 2019, Farmer Mac's 90-day delinquencies were $28.0 million (0.38% of the Farm & Ranch portfolio), compared to $52.4 million (0.73% of the Farm & Ranch portfolio) as of March 31, 2019 and $43.1 million (0.61% of the Farm & Ranch portfolio) as of June 30, 2018. The sequential decrease in 90-day delinquencies is consistent with the seasonal pattern of Farmer Mac's 90-day delinquencies fluctuating from quarter to quarter, both in dollars and as a percentage of the outstanding Farm & Ranch portfolio, with higher levels generally observed at the end of the first and third quarters and lower levels generally observed at the end of the second and fourth quarters of each year. As of June 30, 2019, 90-day delinquencies had improved across all major commodity groups compared to March 31, 2019.

As of June 30, 2019, Farmer Mac had no delinquent AgVantage securities or delinquent Rural Utilities loans held or underlying LTSPCs. USDA Securities are backed by the full faith and credit of the United States. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.14% of total business volume as of June 30, 2019, compared to 0.26% as of March 31, 2019 and 0.22% as of June 30, 2018.

As of June 30, 2019, Farmer Mac's substandard assets were $242.7 million (3.3% of the Farm & Ranch portfolio), compared to $246.7 million (3.4% of the Farm & Ranch portfolio) as of March 31, 2019 and $226.5 million (3.2% of the Farm & Ranch portfolio) as of June 30, 2018. The $4.0 million sequential improvement in substandard assets in second quarter 2019 was primarily due to the paydown of an existing substandard loan.

Farmer Mac's 90-day delinquencies rate and substandard assets rate during second quarter 2019 each remained below Farmer Mac's historical averages of 1.0% and 4.0%, respectively.
Capital

As of June 30, 2019, Farmer Mac's core capital level was $786.6 million, which was $191.6 million above the minimum capital level required by Farmer Mac's statutory charter.  Farmer Mac's Tier 1 capital ratio was 13.6% as of June 30, 2019.

Preferred Stock

On May 13, 2019, Farmer Mac issued 4.0 million shares of 5.700% Non-Cumulative Preferred Stock, Series D ("Series D Preferred Stock"), which has a par value and liquidation preference of $25.00 per share, or $100.0 million aggregate outstanding. Farmer Mac incurred direct costs of $3.3 million related to the issuance of the Series D Preferred Stock. The dividend rate on the Series D Preferred Stock is a fixed rate of 5.700% per year for the life of the security. Dividends on the Series D Preferred Stock are payable when, as, and if declared by the Board of Directors of Farmer Mac and are non-cumulative, so dividends that are not declared for a quarterly payment date will not accrue. The Series D Preferred Stock has no maturity date, but Farmer Mac has the option to redeem the preferred stock on any quarterly dividend payment date on and after July 17, 2024.

On June 12, 2019, Farmer Mac used part of the net proceeds from the sale of the Series D Preferred Stock to redeem and repurchase all $75.0 million aggregate outstanding of Farmer Mac's 6.875% Non-Cumulative Preferred Stock, Series B ("Series B Preferred Stock"), plus any declared and unpaid dividends through and including the redemption date. As a result of the retirement of the Series B Preferred Stock, Farmer Mac recognized $2.0 million of deferred issuance costs, which is presented as "Loss on retirement of preferred stock" on the consolidated statements of operations.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's second quarter 2019 financial results will be held beginning at 11:00 a.m. Eastern time on Thursday, August 1, 2019 and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for second quarter 2019 is in Farmer Mac's Quarterly Report on Form 10-Q for the period ended June 30, 2019 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature, and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and

(3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed today with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see the "Reconciliations" section below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•	the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;

•	legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural or rural utilities industries;

•	fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;

•
the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;

•	the general rate of growth in agricultural mortgage and rural utilities indebtedness;

•
the effect of economic conditions, including the effects of flooding and other weather-related conditions and fluctuations in agricultural real estate values, on agricultural mortgage lending and borrower repayment capacity;

•	the effect of any changes in Farmer Mac's executive leadership;

•	developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;

•	changes in the level and direction of interest rates, which could, among other things, affect the value of collateral securing Farmer Mac's agricultural mortgage loan assets;

•	the degree to which Farmer Mac is exposed to basis risk, which results from fluctuations in Farmer Mac's borrowing costs relative to market indexes; and

•	volatility in commodity prices relative to costs of production, changes in U.S. trade policies, or fluctuations in export demand for U.S. agricultural products.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 21, 2019. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law or regulation. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and works to increase the availability and affordability of credit for the benefit of American agricultural and rural communities. As the nation’s largest secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. In fact, we are often able to provide the lowest cost of borrowing to agricultural and rural borrowers. For more than thirty years, Farmer Mac has been delivering the capital and commitment rural America deserves. More information about Farmer Mac (including the Quarterly Report on Form 10-Q referenced above and the Annual Report on Form 10-K) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	June 30, 2019	December 31, 2018
	(in thousands)
Assets:
Cash and cash equivalents	$396,602	$425,256
Investment securities:
Available-for-sale, at fair value	2,922,504	2,217,852
Held-to-maturity, at amortized cost	45,032	45,032
Total Investment Securities	2,967,536	2,262,884
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	7,035,668	5,974,497
Held-to-maturity, at amortized cost	1,579,175	2,096,618
Total Farmer Mac Guaranteed Securities	8,614,843	8,071,115
USDA Securities:
Trading, at fair value	9,201	9,999
Held-to-maturity, at amortized cost	2,128,378	2,166,174
Total USDA Securities	2,137,579	2,176,173
Loans:
Loans held for investment, at amortized cost	4,760,046	4,004,968
Loans held for investment in consolidated trusts, at amortized cost	1,563,223	1,517,101
Allowance for loan losses	(7,264)	(7,017)
Total loans, net of allowance	6,316,005	5,515,052
Real estate owned, at lower of cost or fair value	1,770	128
Financial derivatives, at fair value	7,560	7,487
Interest receivable (includes $18,811 and $19,783, respectively, related to consolidated trusts)	184,693	180,080
Guarantee and commitment fees receivable	38,809	40,366
Deferred tax asset, net	10,543	6,369
Prepaid expenses and other assets	62,220	9,418
Total Assets	$20,738,160	$18,694,328

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$9,939,589	$7,757,050
Due after one year	8,247,829	8,486,647
Total notes payable	18,187,418	16,243,697
Debt securities of consolidated trusts held by third parties	1,570,862	1,528,957
Financial derivatives, at fair value	27,429	19,633
Accrued interest payable (includes $16,077 and $17,125, respectively, related to consolidated trusts)	108,129	96,743
Guarantee and commitment obligation	37,246	38,683
Accounts payable and accrued expenses	31,454	11,891
Reserve for losses	1,880	2,167
Total Liabilities	19,964,418	17,941,771
Commitments and Contingencies (Note 6)
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding	58,333	58,333
Series B, par value $25 per share, 3,000,000 shares authorized, issued and outstanding as of December 31, 2018 (redemption value $75,000,000)	—	73,044
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,168,893 shares and 9,137,550 shares outstanding, respectively	9,169	9,138
Additional paid-in capital	118,942	118,822
Accumulated other comprehensive income, net of tax	(12,843)	24,956
Retained earnings	428,569	393,351
Total Equity	773,742	752,557
Total Liabilities and Equity	$20,738,160	$18,694,328

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$20,156	$12,095	$38,863	$23,558
Farmer Mac Guaranteed Securities and USDA Securities	85,569	74,179	170,980	136,609
Loans	59,403	49,396	110,800	95,049
Total interest income	165,128	135,670	320,643	255,216
Total interest expense	122,074	91,737	236,990	168,054
Net interest income	43,054	43,933	83,653	87,162
(Provision for)/release of loan losses	(578)	(424)	(314)	7
Net interest income after (provision for)/release of loan losses	42,476	43,509	83,339	87,169
Non-interest income:
Guarantee and commitment fees	3,403	3,481	6,916	6,980
Gains/(losses) on financial derivatives	8,913	2,534	8,553	(1,316)
Gains on trading securities	61	11	105	27
Gains on sale of real estate owned	—	34	—	34
Other income	355	320	848	894
Non-interest income	12,732	6,380	16,422	6,619
Non-interest expense:
Compensation and employee benefits	6,770	6,936	14,376	13,590
General and administrative	4,689	5,202	9,285	9,528
Regulatory fees	687	625	1,375	1,250
Real estate owned operating costs, net	64	—	64	16
(Release of)/provision for reserve for losses	(158)	158	(287)	179
Non-interest expense	12,052	12,921	24,813	24,563
Income before income taxes	43,156	36,968	74,948	69,225
Income tax expense	9,111	7,332	15,733	13,770
Net income attributable to Farmer Mac	34,045	29,636	59,215	55,455
Preferred stock dividends	(3,785)	(3,296)	(7,081)	(6,591)
Loss on retirement of preferred stock	(1,956)	—	(1,956)	—
Net income attributable to common stockholders	$28,304	$26,340	$50,178	$48,864

Earnings per common share:
Basic earnings per common share	$2.65	$2.47	$4.70	$4.59
Diluted earnings per common share	$2.63	$2.45	$4.66	$4.55

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$28,304	$21,874	$26,340
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	10,485	2,240	6,709
(Losses)/gains on hedging activities due to fair value changes	(1,438)	(2,817)	1,687
Unrealized gains on trading securities	61	44	11
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(139)	(16)	196
Net effects of terminations or net settlements on financial derivatives	(592)	110	232
Issuance costs on the retirement of preferred stock	(1,956)	—	—
Income tax effect related to reconciling items	(1,759)	92	(1,855)
Sub-total	4,662	(347)	6,980
Core earnings	$23,642	$22,221	$19,360

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$41,355	$38,801	$36,162
Guarantee and commitment fees(2)	5,276	5,419	5,171
Other(3)	777	509	111
Total revenues	47,408	44,729	41,444

Credit related expense/(income) (GAAP):
Provision for/(release of) losses	420	(393)	582
REO operating expenses	64	—	—
Gain on sale of REO	—	—	(34)
Total credit related expense/(income)	484	(393)	548

Operating expenses (GAAP):
Compensation and employee benefits	6,770	7,606	6,936
General and administrative	4,689	4,596	5,202
Regulatory fees	687	688	625
Total operating expenses	12,146	12,890	12,763

Net earnings	34,778	32,232	28,133
Income tax expense(4)	7,351	6,715	5,477
Preferred stock dividends (GAAP)	3,785	3,296	3,296
Core earnings	$23,642	$22,221	$19,360

Core earnings per share:
Basic	$2.21	$2.08	$1.82
Diluted	2.20	2.06	1.80

(1)
Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures—Net Effective Spread" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives and hedging activities, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Six Months Ended
	June 30, 2019	June 30, 2018

Net income attributable to common stockholders	$50,178	$48,864
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	12,725	4,430
(Losses)/gains on hedging activities due to fair value changes	(4,255)	4,251
Unrealized gains on trading securities	105	27
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(155)	(490)
Net effects of terminations or net settlements on financial derivatives	(482)	1,474
Issuance costs on the retirement of preferred stock	(1,956)	—
Income tax effect related to reconciling items	(1,667)	(2,035)
Sub-total	4,315	7,657
Core earnings	$45,863	$41,207

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$80,156	$73,263
Guarantee and commitment fees(2)	10,695	10,254
Other(3)	1,286	539
Total revenues	92,137	84,056

Credit related expense (GAAP):
Provision for losses	27	172
REO operating expenses	64	16
Gain on sale of REO	—	(34)
Total credit related expense	91	154

Operating expenses (GAAP):
Compensation and employee benefits	14,376	13,590
General and administrative	9,285	9,528
Regulatory fees	1,375	1,250
Total operating expenses	25,036	24,368

Net earnings	67,010	59,534
Income tax expense(4)	14,066	11,736
Preferred stock dividends (GAAP)	7,081	6,591
Core earnings	$45,863	$41,207

Core earnings per share:
Basic	$4.29	$3.87
Diluted	4.26	3.84

(1)
Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures—Net Effective Spread" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives and hedging activities, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(in thousands, except per share amounts)
GAAP - Basic EPS	$2.65	$2.05	$2.47	$4.70	$4.59
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	0.98	0.21	0.63	1.19	0.42
(Losses)/gains on hedging activities due to fair value changes	(0.13)	(0.26)	0.16	(0.39)	0.40
Unrealized gains on trading securities	0.01	—	—	0.01	—
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.01)	—	0.02	(0.01)	(0.05)
Net effects of terminations or net settlements on financial derivatives	(0.06)	0.01	0.02	(0.05)	0.14
Issuance costs on the retirement of preferred stock	(0.18)	—	—	(0.18)	—
Income tax effect related to reconciling items	(0.17)	0.01	(0.18)	(0.16)	(0.19)
Sub-total	0.44	(0.03)	0.65	0.41	0.72
Core Earnings - Basic EPS	$2.21	$2.08	$1.82	$4.29	$3.87

Shares used in per share calculation (GAAP and Core Earnings)	10,698	10,670	10,658	10,684	10,640

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$2.63	$2.03	$2.45	$4.66	$4.55
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	0.96	0.21	0.62	1.17	0.41
(Losses)/gains on hedging activities due to fair value changes	(0.14)	(0.26)	0.16	(0.40)	0.40
Unrealized gains on trading securities	0.01	—	—	0.01	—
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.01)	—	0.02	(0.01)	(0.05)
Net effects of terminations or net settlements on financial derivatives	(0.05)	0.01	0.02	(0.04)	0.14
Issuance costs on the retirement of preferred stock	(0.18)	—	—	(0.18)	—
Income tax effect related to reconciling items	(0.16)	0.01	(0.17)	(0.15)	(0.19)
Sub-total	0.43	(0.03)	0.65	0.40	0.71
Core Earnings - Diluted EPS	$2.20	$2.06	$1.80	$4.26	$3.84

Shares used in per share calculation (GAAP and Core Earnings)	10,770	10,777	10,742	10,774	10,742

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Six Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$43,054	0.87%	$40,599	0.86%	$43,933	0.96%	$83,653	0.87%	$87,162	0.97%
Net effects of consolidated trusts	(1,873)	0.03%	(1,905)	0.03%	(1,690)	0.04%	(3,778)	0.03%	(3,274)	0.04%
Expense related to undesignated financial derivatives	(1,557)	(0.03)%	(2,544)	(0.06)%	(3,998)	(0.09)%	(4,102)	(0.05)%	(6,299)	(0.08)%
Amortization of premiums/discounts on assets consolidated at fair value	289	0.01%	23	—%	(188)	(0.01)%	311	—%	506	0.01%
Amortization of losses due to terminations or net settlements on financial derivatives and hedging activities	14	—%	(71)	—%	(33)	—%	$(56)	—%	$(131)	—%
Fair value changes on fair value hedge relationships	1,428	0.03%	2,699	0.06%	(1,862)	(0.04)%	$4,128	0.05%	$(4,701)	(0.06)%
Net effective spread	$41,355	0.91%	$38,801	0.89%	$36,162	0.86%	$80,156	0.90%	$73,263	0.88%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended June 30, 2019:

Core Earnings by Business Segment
For the Three Months Ended June 30, 2019
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$15,797	$4,112	$3,936	$16,385	$2,824	$—		$43,054
Less: reconciling adjustments(1)(2)(3)	(2,462)	(15)	60	986	(268)	1,699		—
Net effective spread	13,335	4,097	3,996	17,371	2,556	1,699		—
Guarantee and commitment fees(2)	4,594	238	358	86	—	(1,873)		3,403
Other income/(expense)(3)	188	—	7	—	582	8,552		9,329
Non-interest income/(loss)	4,782	238	365	86	582	6,679		12,732

Provision for loan losses	(578)	—	—	—	—	—		(578)

Release of reserve for losses	158	—	—	—	—	—		158
Other non-interest expense	(4,587)	(1,345)	(816)	(2,034)	(3,428)	—		(12,210)
Non-interest expense(4)	(4,429)	(1,345)	(816)	(2,034)	(3,428)	—		(12,052)
Core earnings before income taxes	13,110	2,990	3,545	15,423	(290)	8,378	(5)	43,156
Income tax (expense)/benefit	(2,753)	(628)	(744)	(3,239)	13	(1,760)		(9,111)
Core earnings before preferred stock dividends and attribution of income to non-controlling interest	10,357	2,362	2,801	12,184	(277)	6,618	(5)	34,045
Preferred stock dividends	—	—	—	—	(3,785)	—		(3,785)
Loss on retirement of preferred stock	—	—	—	—	—	(1,956)		(1,956)
Segment core earnings/(losses)	$10,357	$2,362	$2,801	$12,184	$(4,062)	$4,662	(5)	$28,304

Total assets at carrying value	$4,872,766	$2,198,514	$1,580,979	$8,633,059	$3,452,842	$—		$20,738,160
Total on- and off-balance sheet program assets at principal balance	$7,291,352	$2,521,394	$2,155,671	$8,778,318	$—	$—		$20,746,735

(1)	Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.

(2)
Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

(3)
Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives and hedging activities" on the consolidated financial statements, to determine the effective funding cost for each operating segment.

(4)	Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.

(5)
Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends and attribution of income to non-controlling interest reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information regarding outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of June 30, 2019	As of December 31, 2018
	(in thousands)
On-balance sheet:
Farm & Ranch:
Loans	$3,191,035	$3,071,222
Loans held in trusts:
Beneficial interests owned by third party investors	1,563,223	1,517,101
USDA Guarantees:
USDA Securities	2,089,101	2,120,553
Farmer Mac Guaranteed USDA Securities	33,583	27,383
Rural Utilities:
Loans	1,527,150	938,843
Institutional Credit:
AgVantage securities	8,469,093	8,072,919
Total on-balance sheet	$16,873,185	$15,748,021
Off-balance sheet:
Farm & Ranch:
LTSPCs	$2,416,030	$2,509,787
Guaranteed Securities	121,064	135,862
USDA Guarantees:
Farmer Mac Guaranteed USDA Securities	398,710	367,684
Rural Utilities:
LTSPCs(1)	628,521	653,272
Institutional Credit:
AgVantage securities	9,225	9,898
Revolving floating rate AgVantage facility(2)	300,000	300,000
Total off-balance sheet	$3,873,550	$3,976,503
Total	$20,746,735	$19,724,524

(1)
Includes $20.0 million and $17.0 million related to one-year loan purchase commitments on which Farmer Mac receives a nominal unused commitment fee as of June 30, 2019 and December 31, 2018, respectively.

(2)
During first half of both 2019 and 2018, $100.0 million of this facility was drawn and subsequently repaid. Farmer Mac receives a fixed fee based on the full dollar amount of the facility. If the counterparty draws on the facility, the amounts drawn will be in the form of AgVantage securities, and Farmer Mac will earn interest income on those securities.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
June 30, 2019(1)	$13,335	1.72%	$4,097	0.76%	$3,996	1.10%	$17,371	0.82%	$2,556	0.34%	$41,355	0.91%
March 31, 2019	12,737	1.70%	3,964	0.74%	3,233	1.12%	16,373	0.79%	2,494	0.35%	38,801	0.89%
December 31, 2018	13,288	1.79%	4,630	0.85%	2,833	1.19%	15,751	0.80%	2,353	0.36%	38,855	0.93%
September 30, 2018	13,887	1.91%	4,627	0.86%	2,877	1.18%	15,642	0.78%	2,044	0.30%	39,077	0.93%
June 30, 2018	13,347	1.86%	4,398	0.83%	2,923	1.15%	15,220	0.76%	274	0.04%	36,162	0.86%
March 31, 2018	12,540	1.80%	4,400	0.82%	2,950	1.12%	14,824	0.78%	2,387	0.36%	37,101	0.91%
December 31, 2017	12,396	1.80%	4,979	0.93%	3,057	1.14%	14,800	0.78%	2,235	0.35%	37,467	0.93%
September 30, 2017	11,303	1.73%	4,728	0.90%	2,765	1.07%	14,455	0.78%	2,725	0.41%	35,976	0.91%
June 30, 2017	11,158	1.77%	4,551	0.87%	2,669	1.06%	14,467	0.81%	2,489	0.36%	35,334	0.91%

(1)	See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended June 30, 2019.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	June 2019	March 2019	December 2018	September 2018	June 2018	March 2018	December 2017	September 2017	June 2017
	(in thousands)
Revenues:
Net effective spread	$41,355	$38,801	$38,855	$39,077	$36,162	$37,101	$37,467	$35,976	$35,334
Guarantee and commitment fees	5,276	5,419	5,309	5,170	5,171	5,083	5,157	4,935	4,942
Other	777	509	(129)	110	111	428	69	274	107
Total revenues	47,408	44,729	44,035	44,357	41,444	42,612	42,693	41,185	40,383

Credit related expense/(income):
Provision for/(release of) losses	420	(393)	166	(3)	582	(410)	464	384	466
REO operating expenses	64	—	—	—	—	16	—	—	23
Losses/(gains) on sale of REO	—	—	—	41	(34)	—	(964)	(32)	(757)
Total credit related expense/(income)	484	(393)	166	38	548	(394)	(500)	352	(268)

Operating expenses:
Compensation and employee benefits	6,770	7,606	7,167	6,777	6,936	6,654	5,247	5,987	6,682
General and administrative	4,689	4,596	5,829	4,350	5,202	4,326	4,348	3,890	3,921
Regulatory fees	687	688	687	625	625	625	625	625	625
Total operating expenses	12,146	12,890	13,683	11,752	12,763	11,605	10,220	10,502	11,228

Net earnings	34,778	32,232	30,186	32,567	28,133	31,401	32,973	30,331	29,423
Income tax expense	7,351	6,715	6,431	6,891	5,477	6,259	11,796	10,268	10,307
Net loss attributable to non-controlling interest(1)	—	—	—	—	—	—	—	—	(150)
Preferred stock dividends	3,785	3,296	3,296	3,295	3,296	3,295	3,296	3,295	3,296
Core earnings	$23,642	$22,221	$20,459	$22,381	$19,360	$21,847	$17,881	$16,768	$15,970

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	10,485	2,240	(96)	3,625	6,709	(2,279)	(261)	995	801
(Losses)/gains on hedging activities due to fair value changes	(1,438)	(2,817)	(853)	1,051	1,687	2,564	(3)	1,742	1,420
Unrealized gains/(losses) on trading assets	61	44	57	(3)	11	16	60	—	(2)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(139)	(16)	67	(38)	196	(686)	(129)	(954)	(117)
Net effects of terminations or net settlements on financial derivatives	(592)	110	(312)	546	232	1,242	632	862	232
Issuance costs on the retirement of preferred stock	(1,956)	—	—	—	—	—	—	—	—
Re-measurement of net deferred tax asset due to enactment of new tax legislation	—	—	—	—	—	—	(1,365)	—	—
Income tax effect related to reconciling items	(1,759)	92	238	(1,088)	(1,855)	(180)	(105)	(926)	(816)
Net income attributable to common stockholders	$28,304	$21,874	$19,560	$26,474	$26,340	$22,524	$16,710	$18,487	$17,488

(1)	As of May 1, 2017, Farmer Mac transferred its entire 65% ownership interest in Contour Valuation Services, LLC (also known as AgVisory) back to the limited liability company.